Exhibit 10.4(i)

LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement (this “Loan and Security Modification Agreement”) is entered into as of April 2, 2012 by and between Singulex, Inc. (the “Borrower”) and Bridge Bank, National Association (“Bank”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, that certain Amended and Restated Loan and Security Agreement dated as of May 15, 2007 by and between Borrower and Bank, as may be amended from time to time (the “Loan and Security Agreement”).  Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.                                       WAIVER. Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Section 6.11 of the Loan and Security Agreement for quarters ended December 31, 2010 and December 31, 2011 (the “Existing Defaults”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Loan and Security Agreement (as modified by this Loan and Security Modification Agreement) after the date hereof, Bank waives the Existing Defaults.  Bank does not under this Loan and Security Modification Agreement waive (a) Borrower’s obligations under such respective section for any event other than the Existing Defaults, and (b) any other failure by Borrower to perform its Obligations under the Loan Documents.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan and Security Agreement:

1.                                       The following definitions in Section 1.1 are added or amended in their entirety to read as follows:

“Amendment Date” means April 2, 2012.

“Amendment Fee” has the meaning given in Section 2.5.

“Asset Coverage Ratio” means a ratio equal to: all Cash plus Eligible Accounts plus Eligible CLIA Accounts plus Eligible Specified Foreign Accounts, divided by all Obligations owing to Bank (other than any cash-secured Obligations); provided that the amount of Eligible Specified Foreign Accounts to be included in the numerator of such ratio shall at no time exceed 25% of the total amount in such numerator.

“Average Quarterly Balance” means the amount derived from adding the ending outstanding balance under the Revolving Line for each day in the quarter and dividing by the number of days in the quarter.

“Borrowing Base” means an amount equal to (i) eighty percent (80%) of Eligible Accounts, plus (ii) fifty percent (50%) of Eligible Specified Foreign Accounts, plus (iii) seventy percent (70%) of Eligible CLIA Accounts, as each are determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower. Notwithstanding the foregoing, at no time shall the Eligible Specified Foreign Accounts exceed 25% of the total Borrowing Base.

1

“Eligible CLIA Accounts” means Accounts arising from Borrower’s Clinical Laboratory Improvement Amendments (“CLIA”) business line in the ordinary course of Borrower’s CLIA business line, which (A) would otherwise constitute Eligible Accounts, except for the exclusions under clauses (g) and (i) of such definition, and (B) do not include any of the following:

(a)                                  Accounts which are already included in the Borrowing Base as Eligible Accounts;

(b)                                 Accounts that the account debtor has failed to pay within one hundred twenty (120) days of invoice date;

(c)                                  Accounts with respect to an account debtor, 50% of whose Accounts the account debtor has failed to pay within one hundred (120) days of invoice date;

(d)                                 Accounts generated in states which do not recognize Borrower as an approved provider or licensed provider and the account debtor is Medicare and/or Medicaid; and

(e)                                  Accounts with respect to which the account debtor is a direct patient/ recipient of services provided by Borrower.

“Eligible Specified Foreign Accounts” means Accounts (i) which would otherwise constitute Eligible Accounts, except the account debtor does not have its principal place of business in the United States or Canada, and (ii) with respect to which the account debtor is Boehringer, AstraZeneca, Hoffman-La Roche, Novartis, Novo Nordisk, Pfizer, Sanofi-Aventis, Sigma-Aldrich, Glaxo Smith Kline, or Covance; provided however, that Bank may exclude any of the foregoing account debtors at Bank’s sole but reasonable discretion.

“Plan” has the meaning given in Section 6.11.

“Revolving Line” means a credit extension of up to $5,000,000.

“Revolving Maturity Date” means April 2, 2013.

2.                                       Subsections (b), (f) and (i) of the definition of “Eligible Accounts” set forth in Section 1.1 are each amended in their entirety to read as follows:

(b)                                 Accounts with respect to an account debtor, 30% of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(f)                                    Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada;

(i)                                     Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 30% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

3.                                       The following are added as new subsections (l) and (m) of the definition of “Eligible Accounts” set forth in Section 1.1:

(l)                                     progress billings, retention billings, pre-billings, bill and hold Accounts, and prepaid deposits; and

(m)                               Eligible CLIA Accounts.

4.                                       Section 2.1(b) is amended and restated in its entirety to read as follows:

(b)                                 Growth Capital Advances.

(i)                                     As of the Amendment Date, a Growth Capital Advance in the amount of $363,636.25 is outstanding (the “Existing Advance”). Subject to and upon the terms and conditions of this Agreement, on or around the Amendment Date, Bank agrees to make an additional Growth Capital Advance to Borrower in an aggregate amount not to exceed $5,000,000 (the “New Advance”) The proceeds of the New Advance shall be used to pay off the Existing Advance and for general corporate purposes.

(ii)                                  Interest shall accrue from the date of each Growth Capital Advance at the rate specified in Section 2.3, and shall be payable monthly on the tenth day of each month so long as any Growth Capital Advances are outstanding.  Any Growth Capital Advances that are outstanding on October 2, 2012 shall be payable in 30 equal monthly installments of principal, plus all accrued but unpaid interest, beginning on October 10, 2012, and continuing on the same day of each month thereafter until the Growth Capital Advances have been repaid in full.  Growth Capital Advances, once repaid, may not be reborrowed.  Borrower may prepay any Growth Capital Advances without penalty or premium.  On April 2, 2015 (the “Growth Capital Maturity Date”), all amounts owing under the Section 2.1(b) shall immediately due and payable.

(iii) When Borrower desires to obtain a Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time one (1) Business Day before the day on which the Growth Capital Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.

5.                                       Section 2.3(a)(i) is amended in its entirety to read as follows:

(ii)                                  Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to 1.00% plus the greater of (A) the Prime Rate or (B) 3.25%.

6.                                       Section 2.3(a)(ii) is amended in its entirety to read as follows:

(ii)                                  Growth Capital Advances.  Except as set forth in Section 2.3(b), the Growth Capital Advances shall bear interest, on the outstanding Daily Balance thereof, at a floating rate equal to 1.50% plus the greater of (A) the Prime Rate or (B) 3.25%.

7.                                       Section 2.5(a) is amended in its entirety to read as follows:

(a)                                  Fees.

(i)                                     On the Amendment Date, a fee equal to $12,500 with respect to the extension of the Revolving Line, plus a fee equal to $25,000 with respect to the New Advance, plus a waiver fee of $2,500, each of which shall be fully earned and nonrefundable (collectively, the “Amendment Fee”); and

(ii)                                  An unused line fee equal to 0.10% of the difference between the Revolving Line as in effect during the relevant calendar quarter and the Average Quarterly Balance in each calendar quarter, which fee shall be payable quarterly in arrears within ten days after the end of each such quarter and shall be nonrefundable; provided however that for any such quarter in which the Average Quarterly Balance is at least $1,000,000, no unused line fee shall be payable.

8.                                       The following is added to the end of Section 6.6(a):

Notwithstanding the foregoing, Borrower may maintain an account with HSBC in France and such account shall not be subject to an account control agreement so long as the amount in such account does not exceed the amount necessary to support Borrower’s operations in France in the ordinary course of business.

9.                                       Section 6.7(b) is amended in its entirety to read as follows:

(b)                             Borrower shall at all times maintain at least sixty five percent (65%) of Borrower’s total cash at accounts maintained by Bank.

10.                                 Section 6.11 is amended in its entirety to read as follows:

6.11                           Performance to Plan. Beginning with quarter ending March 31, 2012 and for each quarter thereafter, each of Borrower’s revenue and net loss shall not negatively deviate more than 30% from Borrower’s operating projections as approved by Borrower’s board of directors and reasonably acceptable to Bank, and delivered to Bank in accordance with Section 6.3(e) (the “Plan”). Borrower shall not be considered in breach of the foregoing covenant if either of Borrower’s revenue or net loss deviate more than 30% from the revenue and net loss specified in the latest Plan as long as Borrower’s aggregate year-to-date revenue and net loss is within 70% of Plan.

11.                                 Exhibit C and Exhibit D to the Agreement are replaced in their entirety with the Exhibit C and Exhibit D attached hereto.

4.                                       CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

5.                                       NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank, and each of Bank’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the Loan and Security Agreement, and/or Bank’s actions to exercise any remedy available under the Loan and Security Agreement or otherwise.

6.                                       CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent Loan and Security modification agreements.

7.                                       REFERENCE PROVISION.

a.                                       In the event the jury trial waiver set forth in the Loan and Security Agreement is not enforceable, the parties elect to proceed under this judicial reference provision.

b.                                      With the exception of the items specified in Section 7(c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

c.                                       The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

d.                                      The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

e.                                       The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

f.                                         The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

g.                                      Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

h.                                      The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

i.                                          If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

j.                                          THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

8.                                       CONDITIONS TO LOAN AND SECURITY MODIFICATION AGREEMENT. As a condition to the effectiveness of this Loan and Security Modification Agreement, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                  the Amendment Fee, plus an amount equal to all Bank Expenses incurred through the date of this Loan and Security Modification Agreement;

(b)                                 an amendment to Subordination Agreement with Compass Horizon Funding Company, LLC and Horizon Credit I LLC;

(c)                                  Corporate Resolutions to Borrow; and

(d)                                 such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS]

9.                                       COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrower.

BORROWER:		BANK:

SINGULEX, INC.		BRIDGE BANK, NATIONAL ASSOCIATION

By:	/s/ Philippe Goix	By:	/s/ Michael Lederman

Name:	Philippe Goix	Name:	Michael Lederman

Title:	President & CEO	Title:	SVP

EXHIBIT C
BORROWING BASE CERTIFICATE

Borrower: Singulex, Inc.	Bank: Bridge Bank, National Association
Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Accounts with 30% over 90 day accounts	$
6.	Concentration Limits (30%)	$
7.	CLIA-generated Accounts (including Eligible CLIA Accounts)	$
8.	Foreign Accounts (including Eligible Specified Foreign Accounts)	$
9.	Governmental Accounts	$
10.	Contra Accounts	$
11.	Demo Accounts	$
12.	Intercompany/Employee Accounts	$
13.	Progress billings, retention billings, pre-billings, bill and hold; prepaid deposits	$
14.	Other (please explain on reverse)	$
15.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
16.	Eligible Accounts (#3 minus #15)		$
17.	LOAN VALUE OF ACCOUNTS (80% of #16)		$

ELIGIBLE SPECIFIED FOREIGN ACCOUNTS RECEIVABLE
18a.	Total Eligible Specified Foreign Accounts		$
18b.	LOAN VALUE OF ELIGIBLE SPECIFIED FOREIGN ACCOUNTS (the lesser of 50% of #18a or 25% of #24)		$

ELIGIBLE CLIA ACCOUNTS RECEIVABLE
19a.	Total CLIA Accounts	$
19b.	Accounts over 120 days past due	$
19c.	Accounts with 50% over 120 days past due	$
19d.	Direct patient Billings	$
19e.	Accounts from states which do not recognize Borrower as an approved provider and the account debtor is Medicare and/or Medicaid;
19f.	ELIGIBLE CLIA ACCOUNTS (#19a minus #19b, #19c, #19d, #19e)		$
19g.	LOAN VALUE OF ELIGIBLE CLIA ACCOUNTS (70% of #19f)		$

BALANCES
20.	Maximum Loan Amount			$5,000,000
21.	Total Funds Available [Lesser of #20 or (#17 + #18b + #19g)]		$
22.	Present balance owing on Line of Credit		$
23.	Outstanding under Sublimits (Letters of Credit; Cash Mgmt; F/X)		$
24.	RESERVE POSITION (#21 minus #22 and #23)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Bridge Bank, National Association.

Singulex, Inc.

By:
Authorized Signer

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:                                                                            BRIDGE BANK, NATIONAL ASSOCIATION

FROM:                                                         SINGULEX, INC.

The undersigned authorized officer of Singulex, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement dated May 15, 2007 between Borrower and Bank, as amended from time to time (the “Agreement”), (i) Borrower is in complete compliance for the period ending                         with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The undersigned authorized officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements, Compliance Certificate & Deferred Revenue Schedule	Monthly within 30 days	Yes	No
A/R & A/P Agings, Borrowing Base Certificate	Monthly within 30 days	Yes	No
Annual Financial Statements (CPA Audited)	FYE within 180 days	Yes	No
Operating Budget	Within 30 days of FYE	Yes	No
A/R Audit	Initial and Annual	Yes	No

Total Cash balances	$
Cash balance with Bank (at least 65% of the above)	$	Yes	No

Financial Covenants	Required	Actual	Complies

Asset Coverage Ratio (monthly)	1.75:1.00	:1.00	Yes	No
Performance to Plan (3/31/12 and beyond)
Quarterly Revenue:	negative deviation not more than 30% from approved plan	%	Yes	No
Quarterly Net Loss:	negative deviation not more than 30% from approved plan	%	Yes	No
Quarterly Revenue/Net Loss:	Aggregate YTD negative deviation not more than 30% from approved plan	%	Yes	No

Comments Regarding Exceptions: See Attached.
BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status	Yes	No

DATE

CORPORATE RESOLUTIONS AND INCUMBENCY CERTIFICATE

Borrower:                                        Singulex, Inc.

I, the undersigned Secretary or Assistant Secretary of Singulex, Inc. (the “Corporation”), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the state of its incorporation.

I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions (the “Resolutions”) were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

NAMES	POSITION	ACTUAL SIGNATURES

Philippe Goix	President & Chief Executive Officer	/s/ Philippe Goix

Howard Czapla	Controller	/s/ Howard Czapla

acting for and on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

Borrow Money.  To borrow from time to time from Bridge Bank, National Association (“Bank”), on such terms as may be agreed upon between the officers, employees, or agents of the Corporation and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation.

Execute Loan Documents.  To execute and deliver to Bank that certain Loan and Security Modification Agreement dated as of March     , 2012 (the “Amendment”) and any other agreement entered into between Corporation and Bank in connection with the Amended and Restated Loan Agreement dated May 5, 2007 (the “Loan Agreement”), including any amendments, all as amended or extended from time to time (collectively, with the Loan Agreement, the “Loan Documents”), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for the Loan Documents, or any portion thereof.

Grant Security.  To grant a security interest to Bank in the Collateral described in the Loan Documents, which security interest shall secure all of the Corporation’s Obligations, as described in the Loan Documents.

Negotiate Items.  To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

Letters of Credit.  To execute letter of credit applications and other related documents pertaining to Bank’s issuance of letters of credit, including any amendments or renewals thereof.

Corporate Credit Cards.  To execute corporate credit card applications and agreements and other related documents pertaining to Bank’s provision of corporate credit cards.

Further Acts.  In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank.  Any such notice shall not affect any of the Corporation’s agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on April 2, 2012 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED AND ATTESTED BY:

By:	/s/ Alan C. Mendelson

Name:	Alan C. Mendelson

Title:	Secretary or Assistant Secretary

CORPORATE RESOLUTIONS AND INCUMBENCY CERTIFICATE

Attachment 1

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SINGULEX, INC.

It is hereby certified that:

I.                                         The present name of the Corporation (hereinafter called the “Corporation”) is Singulex, Inc.  The name under which the Corporation was originally incorporated was Bioprofile Corporation and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 29, 2002. The date of filing the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 8, 2006.  The date of filing the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was June 5, 2007.  The date of filing of the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 19, 2008.  The date of filing of a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was May 6, 2011.

II.                                     The Third Amended and Restated Certificate of Incorporation, as amended, is hereby amended in its entirety as set forth in the Fourth Amended and Restated Certificate of Incorporation hereinafter provided for.

III.                                 The provisions of the Third Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Fourth Amended and Restated Certificate of Incorporation of Singulex, Inc. without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the Third Amended and Restated Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

IV.                                 The amendment and restatement of the Third Amended and Restated Certificate of Incorporation, as amended, herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

V.                                     The Certificate of Incorporation, as amended and restated herein, shall at the effective time of this Fourth Amended and Restated Certificate of Incorporation, read as follows:

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SINGULEX, INC.

ARTICLE I
Name

The name of the corporation is Singulex, Inc. (herein, the “Corporation”).

ARTICLE II
Registered Office

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE III
Powers

The purposes for which the Corporation is organized are: (a) to engage in research and development, and/or generate revenue through the manufacture and sale and licensing of biomedical technology, including that related to the development and manufacture of proprietary diagnostic tests related to infectious disease and cancer; (b) to engage in any other lawful business, act, or activity for which corporations may be organized; and (c) to engage in all actions necessary, convenient or incidental to the foregoing.

ARTICLE IV
Capital Stock

The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 154,179,775, of which 93,408,572 are to be shares of common stock, $0.001 par value per share, and of which 60,771,203 are to be shares of preferred stock, $0.001 par value per share.  The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of stockholders except as otherwise provided in this Article.  The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share.

A description of the different classes and series (if any) of the Corporation’s capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

1.                                       Common Stock.  Except as expressly provided in this Certificate of Incorporation or in a resolution designating a series of preferred stock pursuant to part 4 of this Article, the holders of the common stock shall exclusively possess all voting power.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

Subject to compliance with applicable protective and conversion rights that have been granted to outstanding series of Preferred Stock (as defined below) in this Certificate of Incorporation, the number of authorized shares of Common Stock (as defined below) may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.

Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

2.                                       Preferred Stock.  Each share of each series of Preferred Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.

3.                                       Designation of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

127,309 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock,” 363,503 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock,” 5,260,242 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock,” 14,749,678 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock,” 21,919,705 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series E Preferred Stock” and 18,350,766 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series F Preferred Stock” (and together with the Series A

Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and the Series E Preferred Stock, the “Preferred Stock”) with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

a.                                       Dividends.

i.                                          General Obligation.  Effective as of the Filing Date, the holders of the Series F Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price (as defined below) of the Series F Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities; the holders of the Series E Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price of the Series E Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities;  the holders of the Series D Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price of the Series D Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities; the holders of the Series C Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price of the Series C Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities;  the holders of the Series B Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price of the Series B Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities;  and the holders of the Series A Preferred Stock shall be entitled to receive dividends at the rate of 8% per annum of the Original Issue Price of the Series A Preferred Stock out of any assets at the time legally available therefor, when, as and if declared by the Corporation’s board of directors, prior and in preference to the holders of shares of Junior Securities.

ii.                                       Participating Dividends.  In addition, if a dividend is declared on any other class or series of capital stock of the Corporation, the Preferred Stock shall simultaneously receive a dividend on each outstanding share of Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, other than the dividend described in Article IV3a.i above, that dividend per share of Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (B) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (B) multiplying such fraction by an amount equal to the Original Issue Price (as defined below); provided, however, that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Article IV3a.ii shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend.

iii.                                    Dividend Preferences.  The Corporation shall not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless and until (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the dividends described in Article IV3a.i and Article IV3a.ii above have been paid on each outstanding share of Preferred Stock.  The Corporation’s board of directors is under no obligation to declare dividends, no rights shall accrue to the holders of Preferred Stock if dividends are not declared, and any dividends declared shall be noncumulative.

iv.                                   Distribution of Partial Dividend Payments.  Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends with respect to any class or series of Preferred Stock, such payment shall be distributed pro rata among the holders of each class or series thereof based upon the aggregate declared but unpaid dividends on the shares of such class or series held by each such holder.

b.                                      Liquidation.

i.                                          Preference.  In the event of any liquidation (including a deemed liquidation pursuant to Article IV3.b.ii(a) below), dissolution or winding up of the Corporation, either voluntary or involuntary, the assets of the Corporation available for distribution to stockholders shall be distributed as follows:

(a)                                  Each holder of Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series F Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of Series F Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(b)                                 After payment of the full liquidation preference of the Series F Preferred Stock as set forth in Article IV 3b.i(a) above, if assets of the Corporation remain available for distribution to stockholders, each holder of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series E Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full liquidation preference of the Series F Preferred Stock as set forth set forth in Article IV 3b.i(a) above) shall be distributed among the holders of Series E Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(c)                                  After payment of the full liquidation preference of the Series F Preferred Stock and the Series E Preferred Stock as set forth in Article IV 3b.i(a)-(b) above, if assets of the Corporation remain available for distribution to stockholders, each holder of Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series D Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full liquidation preference of the Series F Preferred Stock and the Series E Preferred Stock as set forth in Article IV 3b.i(a)-(b) above) shall be distributed among the holders of Series D Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(d)                                 After payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock as set forth in Article IV 3b.i(a)-(c) above, if assets of the Corporation remain available for distribution to stockholders, each holder of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series C Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock as set forth in Article IV 3b.i(a)-(c) above) shall be distributed among the holders of Series C Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(e)                                  After payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock as set forth in Article IV 3b.i(a)-(d) above, if assets of the Corporation remain available for distribution to stockholders, each holder of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series B Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock as set forth in Article IV 3b.i(a)-(d) above) shall be distributed among the holders of Series B Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(f)                                    After payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock as set forth in Article IV 3b.i(a)-(e) above, if assets of the Corporation remain available for distribution to stockholders, each holder of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of any Junior Securities, an amount in cash or securities equal to the Liquidation Value (as defined below) for each share of Series A Preferred Stock held by such holder.  If, upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution (after payment of the full liquidation preference of the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock as set forth in Article IV 3b.i(a)-(e) above) shall be distributed among the holders of Series A Preferred Stock at the time outstanding, in proportion to the full preferential amount each such holder is otherwise entitled to receive with respect thereto.

(g)                                 After payment of the full liquidation preference of the Preferred Stock as set forth in Article IV 3b.i (a)-(f) above, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of the Common Stock, Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock pro rata based on the number of shares of Common Stock held by each holder (treating the Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock as if it were converted into Common Stock for purposes of this calculation); provided, however, that (i) holders of Series F Preferred Stock shall not be entitled to further participate in any distribution of remaining assets of the Corporation pursuant to this Article IV 3b.i(g) following receipt by such holders of Series F Preferred Stock of aggregate distributions pursuant to Article IV 3b.i(a) and this Article IV 3b.i(g) equal to two and one-half times the aggregate Liquidation Value of all shares of Series F Preferred Stock held by such holders, (ii) holders of Series E Preferred Stock shall not be entitled to further participate in any distribution of remaining assets of the Corporation pursuant this Article IV 3b.i(g) following receipt by such holders of Series E Preferred Stock of aggregate distributions pursuant to Article IV 3b.i(b) and this Article IV 3b.i(g) equal to two and one-half times the aggregate Liquidation Value of all shares of Series E Preferred Stock held by such holders and (iii) holders of Series D Preferred Stock shall not be entitled to further participate in any distribution of remaining assets of the Corporation pursuant to this Article IV 3b.i(g)  following receipt by such holders of Series D Preferred Stock of aggregate distributions pursuant to Article IV 3b.i(c) and this Article IV 3b.i(g) equal to two and one-half times the aggregate Liquidation Value of all shares of Series D Preferred Stock held by such holders.

ii.                                       Certain Acquisitions.

(a)                                  Deemed Liquidation.  Each of the following shall be, for purposes of this Article IV3.b, a liquidation, dissolution or winding up of the Corporation, unless otherwise agreed in writing by the Approving Holders:

(1)                                  any sale, exclusive license or transfer of all or substantially all of the assets of the Corporation (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation’s board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business);

(2)                                  any sale, transfer or issuance or series of sales, transfers and/or issuances of capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, but not including a group created solely by virtue of the Fourth Amended and Restated Investors Rights Agreement dated as of the Series F Purchase Date, or any amendment, restatement, or replacement thereof (the “Investors Rights Agreement”)) owning more than 50% of the voting power of the Corporation at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances or owning capital stock of the Corporation possessing the voting power and rights to elect a majority of the Corporation’s board of directors; and

(3)                                  any merger, consolidation or reorganization to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, no Person or group of Persons (as the term “group” is used under the Securities Exchange Act of 1934, but not including a group created solely by virtue of the Investors Rights Agreement, or any amendment, restatement, or replacement thereof) owns more than 50% of the voting power of the Corporation or possesses the voting power and rights to elect a majority of the Corporation’s board of directors.

(b)                                 Valuation of Consideration.  In the event of a deemed liquidation as described in Article IV3.b.ii(a) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value.  Any securities shall be valued as follows:

(1)                                  Securities not subject to investment letter or other similar restrictions on free marketability:

i)                                         If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

ii)                                      If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

iii)                                   If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation’s board of directors and the holders of at least a majority of the then outstanding shares of Preferred Stock tendered in such a deemed liquidation.  If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock tendered in such deemed liquidation.  The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.  In case any option is issued in connection with the issuance or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such option by the parties thereto, the option shall be deemed to have been issued for a consideration of $.01.

(2)                                  The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Article IV3.b.ii(b)(1) to reflect the approximate fair market value thereof, as mutually determined by the Corporation’s board of directors and the holders of at least a majority of the then outstanding shares of Preferred Stock tendered in such deemed liquidation.

(c)                                  Notice of Transaction.  The Corporation shall give each holder of record of Preferred Stock written notice of any transaction contemplated by Article IV3.b.ii(a) not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction.  The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Article IV3.b, and the Corporation shall thereafter give such holders prompt notice of any material changes.  The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein;

provided, however, that such periods may be shortened or waived upon the vote or written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock tendered in such deemed liquidation.

(d)                                 Effect of Noncompliance.  In the event the requirements of Article IV3.b.ii(b) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article IV3.b.ii(b) hereof.

c.                                       Conversion.  The holders of the Preferred Stock shall have conversion rights as follows (the “Preferred Stock Conversion Rights”):

i.                                          Right to Convert.  Subject to Article IV3.c.iii, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, by providing notice to the Corporation as provided in Article IV3.c.iii or any transfer agent for such stock, into, in the case of Series A Preferred Stock and Series B Preferred Stock, such number of fully paid and nonassessable shares of Conversion Stock as is determined by multiplying each such share by $10 and dividing the result by the applicable Conversion Price, determined as hereafter provided, then in effect or, in the case of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such number of fully paid and nonassessable shares of Conversion Stock as is determined by dividing the Original Issue Price of such share by the Conversion Price applicable to such share in effect on the date the certificate is surrendered for conversion.

ii.                                       Automatic Conversion.  Except as provided below in Article IV3.c.iii, each share of Preferred Stock shall be converted automatically (a) immediately prior to the closing of a Qualified Public Offering or (b) at the time and date, or upon the occurrence of an event, specified by vote or written consent of the Approving Holders into, in the case of Series A Preferred Stock and Series B Preferred Stock, such number of fully paid and nonassessable shares of Conversion Stock as is determined by dividing $10 by the applicable Conversion Price then in effect on the date of such automatic conversion or, in the case of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such number of fully paid and nonassessable shares of Conversion Stock as is determined by dividing the Original Issue Price of such share by the applicable Conversion Price then in effect on the date of such automatic conversion.

iii.                                    Mechanics of Conversion.  Before any holder of Preferred Stock shall be entitled to convert the same into shares of Conversion Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Conversion Stock are to be issued.  The Corporation shall, as soon as practicable but in no event later than ten (10) business days thereafter, issue and deliver to such holder of Preferred Stock, or to the nominee or nominees of such holder, (i) a certificate or certificates representing the sum of the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; (ii) a certificate representing any shares of Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted; and (iii) payment in cash of an amount equal to all declared dividends with respect to each share converted which have not been paid prior thereto (payable at the Corporation’s discretion with additional Common Stock).  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Preferred Stock to be converted, and the person or persons entitled to receive the shares of Conversion Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.  If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act or any other transaction affecting the Corporation, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering or the closing of such other transaction, in which event the person(s) entitled to receive Conversion Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities or other transaction.

The issuance of certificates for shares of Conversion Stock upon conversion of Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock.

The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock.  The Corporation shall assist and cooperate with any holder of shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

iv.                                   Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations.  The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(a)                                 Issuance of Additional Stock below Conversion Price.  If the Corporation shall issue, after the Filing Date, any Additional Stock without consideration or for a consideration per share less than the applicable Conversion Price in effect for any series of Preferred Stock immediately prior to the issuance of such Additional Stock (including Additional Stock deemed to be issued pursuant to Article IV3.c.iv(c)), the Conversion Price in effect for such series immediately prior to each such issuance shall automatically be adjusted to equal a price determined in accordance with the following formula, unless otherwise provided in this Article IV3.c.iv(a):

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Stock;

“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Stock;

“A” shall mean the number of shares of Common Stock outstanding without duplication immediately prior to such issue of Additional Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of options and warrants outstanding immediately prior to such issue, all shares of Common Stock reserved for issuance under any stock incentive plan approved by the Corporation’s board of directors, and all shares of Common Stock issuable upon conversion or exchange of convertible securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding options and warrants therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1);

“C” shall mean the number of shares of such Additional Stock issued in such transaction; and

“Additional Stock” shall mean all shares of Common Stock issued (or, pursuant to Article IV3.c.iv(d) below, deemed to be issued) by the Corporation after the Filing Date, other than shares of Common Stock issued as follows and shares of Common Stock deemed issued pursuant to the following (notwithstanding any other provision of this Certificate of Incorporation) (collectively, “Exempted Securities”):

(i)                                     upon conversion, exercise or exchange of any options, warrants or convertible securities outstanding as of the Series F Purchase Date, but only to the extent specifically disclosed in or pursuant to the Series F Purchase Agreement;

(ii)                                  to officers, employees, directors or consultants of the Corporation and its Subsidiaries, if any, pursuant to stock option plans and stock ownership plans approved by the Corporation’s board of directors;

(iii)                              upon the occurrence of a stock split, stock dividend or any subdivision of the Common Stock for which adjustments are otherwise made pursuant to Article IV3.c.v;

(iv)                              to banks or other lenders or in conjunction with debt financing, equipment leasing or real property leasing transactions approved by the Corporation’s board of directors, including the Series C Director, Series D Director and Series E Director, as such terms are defined in the Investors Rights Agreement;

(v)                                 in connection with any acquisition or merger transaction approved by the Corporation’s board of directors, including the Series C Director, Series D Director and Series E Director, as such terms are defined in the Investors Rights Agreement;

(vi)                              in connection with strategic alliances, joint ventures, manufacturing, marketing or distribution arrangements or technology transfer or development arrangements, in each case approved by the Corporation’s board of directors, including the Series C Director, Series D Director and Series E Director, as such terms are defined in the Investors Rights Agreement;

(vii)                          with the prior approval of the Approving Holders to treat such Common Stock as Exempted Securities with respect to such series;

(viii)                        the Series F Purchase Agreement; or

(ix)                              as a result of any adjustment to any Conversion Price pursuant to Article IV3.c.iv.a.

(b)                                 No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share; provided, however, that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(c)                                  Determination of Consideration.  In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the aggregate amount of cash received by the Corporation therefor (before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof).  In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt.  If any Additional Stock is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock.  The fair value of any consideration other than cash and securities (and, if applicable, the portions thereof attributable to any such stock or securities) shall be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock.  If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock.  The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.  In case any Additional Stock is issued in a transaction in which no specific consideration is received by the Corporation or allocated specifically to such Additional Stock, the option shall be deemed to have been issued for a consideration of $.01.

(d)                                 Deemed Issuances of Common Stock.  In the case of the issuance (whether before, on or after the Series F Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article IV3.c.iv:

(1)                                 The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability including, but not limited to, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for consideration equal to the consideration (determined in the manner provided in Article IV3.c.iv(c)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2)                                 The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, but not limited to, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV3.c.iv(c)).

(3)                                 In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights, upon conversion of or in exchange for such convertible or exchangeable securities or upon exercise of any options or rights related to such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities or upon exercise of any options or rights related to such convertible or exchangeable securities.

(4)                                 Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)                                 The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV3.c.iv(d)(1) and Article IV3.c.iv(d)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV3.c.iv(d)(3) or Article IV3.c.iv(d)(4).

(e)                                  No Increase in Conversion Price.  Notwithstanding any other provisions of this Article IV3.c.iv, except to the limited extent provided for in Article IV3.c.iv(d)(3) and Article IV3.c.iv(d)(4), no adjustment of the Conversion Price pursuant to this Article IV3.c.iv shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

v.                                      Stock Splits and Dividends.  In the event the Corporation should at any time or from time to time after the Series F Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or securities exercisable or convertible into Common Stock without payment of any consideration by such holder for the additional shares of Common Stock or securities exercisable or convertible into Common Stock (including the additional shares of Common Stock issuable upon exercise or conversion thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Conversion Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those shares issuable with respect to such securities exercisable or convertible into Common Stock, with the number of shares issuable with respect to securities exercisable or convertible into Common Stock determined from time to time.

vi.                                   Reverse Stock Splits.  If the number of shares of Common Stock outstanding at any time after the Series F Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Conversion Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

vii.                                Other Distributions.  In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV3.c.iv(a), then, in each such case for the purpose of this Article IV3.c.vii, the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Conversion Stock into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

viii.                             Recapitalizations.  If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction which is deemed to be a liquidation of the Corporation under Article IV3.b or which is otherwise provided for in this Article IV3.c), provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV3.c with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Article IV3.c (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

ix.                                   No Fractional Shares and Certificate as to Adjustments.  No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Conversion Stock to be issued shall be rounded down to the nearest whole share.  The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares Conversion Stock issuable upon such aggregate conversion.

Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Stock pursuant to this Article IV3.c, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Preferred Stock at that time in effect, and (C) the number of shares of Conversion Stock and the amount, if any, of other property that would be received upon the conversion of a share of such Preferred Stock at that time.

x.                                      Notices of Record Date.  In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

xi.                                   Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Conversion Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Preferred Stock; and if at any time the number of authorized but unissued shares of Conversion Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Conversion Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.  All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges.  The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).  The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Preferred Stock.

xii.                                Notices.  Any notice required by the provisions of this Article IV3.c to be given to the holders of shares of Preferred Stock shall be deemed given (i) if sent to a destination within the United States, three business days after being deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, (ii) if sent to a destination outside the United States, seven business days after being deposited in the United States mail, mailing international priority postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation, (iii) upon the earlier of receipt or one business day after deposit with an overnight courier or (iv) when sent if by facsimile or electronic mail.

d.                                      Voting and Consent Rights.

i.                                          The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded down to the nearest whole share and without giving effect to the conversion of any declared dividends that may be payable at the Corporation’s discretion with Common Stock), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. The holders of each series of Preferred Stock shall vote together with the holders of the Common Stock except to the extent that the matter to be voted upon adversely affects the rights or privileges of any series of Preferred Stock, in which case the holders of such series of Preferred Stock shall vote separately as a class or as set forth in Article IV3.d.ii.

ii.                                       Consent Rights.  So long as any shares of the Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock remain outstanding, the Corporation shall not without obtaining the prior written affirmative vote of the Approving Holders:

(a)                                 liquidate, dissolve or wind-up the business and affairs of the Corporation, including a deemed liquidation as described in Article IV3.b.ii(a), or consent to any of the foregoing;

(b)                                 effectuate a merger or consolidation of the Corporation with or into any other entity;

(c)                                  sell, lease, exclusively license or otherwise dispose of all or substantially all of the Corporation’s assets;

(d)                                 alter, change, amend or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation;

(e)                                  alter, change or amend any of the preferences, privileges or rights of any series of Preferred Stock, whether by merger, consolidation or otherwise;

(f)                                   purchase or redeem any equity securities of the Corporation other than repurchases at no greater than the original cost therefor of equity securities issued to former employees, officers, directors, consultants or other persons who performed services for the Corporation in connection with the cessation of such employment or service and pursuant to an agreement with such party permitting such a repurchase;

(g)                                  increase or decrease the authorized number of directors constituting the Corporation’s board of directors;

(h)                                 authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of any Series F Preferred Stock or any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior or pari passu to the Series F Preferred Stock, Series E Preferred Stock or Series D Preferred Stock with respect to voting, the payment of dividends, redemptions or distributions upon liquidation or otherwise;

(i)                                     declare or pay any cash dividend on any shares of capital stock;

(j)                                    grant any lien on any assets of the Corporation in connection with the incurrence of more than $1,000,000 of indebtedness;

(k)                                 incur more than $1,000,000 of indebtedness;

(l)                                     make any investments or acquisitions in an amount greater than $1,000,000;

(m)                             make any capital expenditures not provided for in the annual budget approved by the Corporation’s board of directors exceeding a cumulative amount of $500,000; or

(n)                                 increase the number of shares of Common Stock available under any stock incentive plan.

iii.                                    Consent Rights of Series F Preferred.  Notwithstanding anything herein to the contrary, for so long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not, without the prior written consent of 70% of the Series F Preferred Stock then outstanding, voting together as a separate class, amend the Certificate of Incorporation, the Certificate of

Designation or Bylaws of the Corporation, or file any resolution of the Corporation’s board of directors with the Delaware Secretary of State containing any provisions,  in any way that disproportionately and adversely changes the rights, privileges or preferences expressly afforded the Series F Preferred Stock in a manner different than the other series of Preferred Stock, or effect a merger, business combination or other corporate transaction or series of related transactions pursuant to which the rights, privileges or preferences of the Series F Preferred Stock will be disproportionately and adversely changed in a manner different than the other series of Preferred Stock or pursuant to which the Series F Preferred Stock will be exchanged for new securities with different rights, privileges or preferences such that the Series F Preferred Stock is disproportionately and adversely affected in a manner different than the other series of Preferred Stock.

iv.                                   Consent Rights of Series E Preferred.  Notwithstanding anything herein to the contrary, for so long as any shares of Series E Preferred Stock remain outstanding, the Corporation shall not, without the prior written consent of the holders of at least 70% of the Series E Preferred Stock then outstanding, voting together as a separate class, amend the Certificate of Incorporation, the Certificate of Designation or Bylaws of the Corporation, or file any resolution of the Corporation’s board of directors with the Delaware Secretary of State containing any provisions, in any way that adversely changes the rights, privileges or preferences expressly afforded the Series E Preferred Stock, or effect a merger, business combination or other corporate transaction or series of related transactions pursuant to which the rights, privileges or preferences of the Series E Preferred Stock will be adversely changed or pursuant to which the Series E Preferred Stock will be exchanged for new securities with different rights, privileges or preferences such that the Series E Preferred Stock is adversely affected.

e.                                       Redemption.

i.                                          Redemption.  Shares of Series E Preferred Stock and Series D Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Original Issue Price for the Series E Preferred Stock or Series D Preferred Stock, as applicable, plus, with respect to each share of Series E Preferred Stock or Series D Preferred Stock outstanding as of the Filing Date, as applicable, the Accrued Dividend Amount for the Series E Preferred Stock or Series D Preferred Stock, as applicable, plus any declared but unpaid dividends (the “Redemption Price”) commencing ninety (90) days after receipt by the Corporation at any time on or after January 1, 2017, from the holders of at least 66 2/3% of the outstanding shares of the Series E Preferred Stock and the Series D Preferred Stock, voting together as a separate class as if all such outstanding shares had been converted to Common Stock, of written notice requesting redemption of all shares of Series E Preferred Stock and Series D Preferred Stock (such date being referred to as a “Redemption Date”).  On the Redemption Date, the Corporation shall redeem all of the Series E

Preferred Stock and Series D Preferred Stock as provided in subsection (e)(iii) below.  If the Corporation does not have sufficient funds legally available to redeem on the Redemption Date all shares of Series E Preferred Stock and Series D Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Series E Preferred Stock and Series D Preferred Stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

ii.                                       Redemption Notice.  Written notice of the mandatory redemption (the “Redemption Notice”) shall be sent to each holder of record of Series E Preferred Stock and Series D Preferred Stock not less than thirty (30) days prior to the Redemption Date.  The Redemption Notice shall state:

(a)                                 the number of shares of Series E Preferred Stock and/or Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)                                 the Redemption Date and the Redemption Price;

(c)                                  the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Article IV3.c); and

(d)                                 that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series E Preferred Stock and/or Series D Preferred Stock to be redeemed.

iii.                                    Surrender of Certificates; Payment.  On or before the Redemption Date, each holder of shares of Series E Preferred Stock and/or Series D Preferred Stock to be redeemed unless such holder has exercised his, her or its right to convert such shares as provided in Article IV3.c, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof.  In the event less than all of the shares of Series E Preferred Stock or Series D Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Series E Preferred Stock or Series D Preferred Stock shall promptly be issued to such holder.

iv.                                   Rights Subsequent to Redemption.  If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series E Preferred Stock and Series D Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor without any further action on the part of the holder other than the surrender of the shares of Series E Preferred Stock and Series D Preferred Stock, respectively, then notwithstanding that the certificates evidencing any of the shares of Series E Preferred Stock or Series D Preferred Stock so called for redemption shall not have been surrendered all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

f.                                        No Reissuance of Preferred Stock.  No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued; and in addition, this Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized stock.

g.                                       Definitions.  For the purposes of this Article IV, Section 3, the following definitions shall apply:

“Accrued Dividend Amount” means, (i) with respect to each share of the Series A Preferred Stock, $8.86020 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date), (ii) with respect to each share to the Series B Preferred Stock, $7.67781 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date), (iii) with respect to each share of the Series C Preferred Stock, $0.55076 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date), (iv) with respect to each share of the Series D Preferred Stock, $0.56408 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date) and (v) with respect to each share of the Series E Preferred Stock, $0.23850 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date).

“Approving Holders” means the approval in writing by the holders of at least 70% of the outstanding shares of the Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock, voting together as a separate class, as if all shares of such series of Preferred Stock had been converted into Common Stock.

“Common Stock” means, collectively, the Corporation’s Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

“Conversion Price,” means, as of the Filing Date, subject to adjustment after such date in accordance with Article IV3.c.iv, (i) for each share of the Series A Preferred Stock and the Series B Preferred Stock, $0.9465, (ii) for each share of Series C Preferred Stock, $1.0661, (iii) for each share of Series D Preferred Stock, $1.1109, (iv) for each share of Series E Preferred Stock, $0.8668 and (v) for each share of Series F Preferred Stock, $1.1606.

“Conversion Stock” means shares of the Corporation’s Common Stock, par value $.001 per share; provided that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term “Conversion Stock” shall mean one share of the security issuable upon conversion of the Preferred Stock, as the case may be, if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

“Convertible Securities” means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

“Filing Date” means the date of the filing of this Fourth Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

“Junior Securities” means, (i) with respect to the Series F Preferred Stock, any capital stock or other equity securities of the Corporation, (ii) with respect to the Series E Preferred Stock, any capital stock or other equity securities of the Corporation, except for the Series F Preferred Stock, (iii) with respect to the Series D Preferred Stock, any capital stock or other equity securities of the Corporation, except for the Series F Preferred Stock and the Series E Preferred Stock, (iv) with respect to the Series C Preferred Stock, any capital stock or other equity securities of the Corporation, except for the Series F Preferred Stock, the Series E Preferred Stock and the Series D Preferred Stock, (v) with respect to the Series B Preferred Stock, any capital stock or other equity securities of the Corporation, except for the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock and the Series C Preferred Stock and, with respect to dividends only, the Series A Preferred Stock, and (vi) with respect to the Series A Preferred Stock, any capital stock or other equity securities of the Corporation, except for the Series F Preferred Stock, the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and the Series B Preferred Stock.

“Liquidation Value” of: (i) any share of Series A Preferred Stock means the Original Issue Price plus (x) all declared but unpaid dividends thereon and (y) with respect to each share of Series A Preferred Stock outstanding as of the Filing Date, the Accrued Dividend Amount, (ii) any share of Series B Preferred Stock means the Original Issue Price plus (x) all declared but unpaid dividends thereon and (y) with respect to each share of Series B Preferred Stock outstanding as of the Filing Date, the Accrued Dividend Amount, (iii) any share of Series C Preferred Stock means the Original Issue Price, plus (x) all declared but unpaid dividends thereon and (y) with respect to each share of Series C Preferred Stock outstanding as of the Filing Date, the Accrued Dividend Amount, (iv) any share of Series D Preferred Stock means the Original Issue Price plus (x) all declared but unpaid dividends thereon and (y) with respect to each share of Series D Preferred Stock outstanding as of the Filing Date, the Accrued Dividend Amount, (v) any share of Series E Preferred Stock means the Original Issue Price plus (x) all declared but unpaid dividends thereon and (y) with respect to each share of Series E Preferred Stock outstanding as of the Filing Date, the Accrued Dividend Amount, and (vi) any share of Series F Preferred Stock means the Original Issue Price plus all declared but unpaid dividends thereon.

“Market Price” of any security means the average of the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, averaged over a period of 21 days consisting of the day as of which “Market Price” is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or the over the counter market, the “Market Price” shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Preferred Stock.  If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall bear the fees and expenses of such appraiser.

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Price” shall mean, (i) with respect to the shares of Series F Preferred Stock,  $1.1606 per share, (ii) with respect to the shares of Series E Preferred Stock,  $0.8668 per share, (iii) with respect to the shares of Series D Preferred Stock,  $1.275 per share, (iv) with respect to the shares of Series C Preferred Stock, $1.20, (v) with respect to the shares of Series B Preferred Stock, $10.00 and (vi) with respect to the shares of Series A Preferred Stock, $11.54, in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock.

“Person” means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any offering by the Corporation of its Common Stock to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Qualified Public Offering” means a firmly underwritten Public Offering of Common Stock of the Corporation resulting in aggregate gross proceeds to the Corporation of not less than $25 million and at a price per share not less than $2.60 (as such amount is appropriately adjusted for stock splits, stock dividends, reclassifications or recapitalizations occurring after the Filing Date).

“Series F Purchase Agreement” means that certain Series F Preferred Stock Purchase Agreement dated on or about the Series F Purchase Date.

“Series F Purchase Date” means the date shares of Series F Preferred Stock were first issued.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

ARTICLE V
Directors

The number of directors shall be determined as provided in the Bylaws of the Corporation.

ARTICLE VI
Term

The Corporation is to have perpetual existence.

ARTICLE VII

Preemptive Rights; No Cumulative Voting

1.                                      Preemptive Rights.  Except as otherwise expressly provided in a contract or bylaws approved by the board of directors of the Corporation, no holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series. Except as so provided and subject to the other provisions contained herein, any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

2.                                      No Cumulative Voting.  No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires.  No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes.  If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination.  Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

ARTICLE VIII
Indemnification

The directors of the Corporation shall be indemnified by the Corporation to the fullest extent authorized or permitted by law (as now or hereafter in effect). The officers of the Corporation, and such other persons as authorized by a majority of the entire board of directors of the Corporation consistent with the provisions of the General Corporation Law of the State of Delaware, may be indemnified by the Corporation to the fullest extent authorized or permitted by law (as now or hereafter in effect). The board of directors of the Corporation may adopt bylaws from time to time with respect to indemnification to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of any other corporation, or as the representative of the Corporation in a partnership, joint venture, trust or other entity, against any expense, liability or loss asserted against or incurred by any such person in any such capacity or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss.

ARTICLE IX
Elimination of Directors’ Liability

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the Filing Date to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any such right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its President and Chief Executive Officer as of this 17th day of February, 2012.

Singulex, Inc.

By:	/s/ Philippe Goix
Philippe Goix
President and Chief Executive Officer

Attachment 2

BY-LAWS

OF

BIOPROFILE CORPORATION

INCORPORATED UNDER THE LAWS OF DELAWARE

ADOPTED AS OF AUGUST 29, 2002

TABLE OF CONTENTS
BY-LAWS
OF
BIOPROFILE CORPORATION

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BY-LAWS
OF
BIOPROFILE CORPORATION

ARTICLE I: LOCATION AND OFFICES

Principal Office.

SECTION 1:1. The principal office of the corporation shall be at such place as the Board of Directors may from time to time determine, but until a change is effected such principal office shall be 4041 Forest Park Avenue, St. Louis, Missouri.

Other Offices.

SECTION 1:2. The corporation may also have other offices, in such places (within or without the State of Delaware) as the Board of Directors may from time to time determine.

ARTICLE II: STOCKHOLDERS

Annual Meeting.

SECTION 2:1. An annual meeting of the stockholders of the corporation shall be held in March of each year, beginning in 2003, on such date and time as shall be designated from time to time by the Board of Directors. The purpose of the meeting shall be to elect directors and to transact such other business as properly may be brought before the meeting. If the corporation shall fail to hold said meeting for the election of directors in the month aforesaid, the Board of Directors shall cause the election to be held by the stockholders as soon thereafter as convenient.

Business to be Conducted at Annual Meeting.

SECTION 2:2.1. At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors (or any duly organized committee thereof), or (iii) by any one or more stockholders of the corporation who are stockholders of record on the date of giving of the notice provided for in this Section 2:2 and on the record date for the determination of stockholders entitled to vote at such meeting and who own of record at least 20% of the outstanding shares of voting stock of the corporation.

SECTION 2:2.2. No business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2:2. The chairman of the meeting may, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2:2; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted unless the holders of a majority of all voting shares then entitled to vote shall overrule the chairman and allow the business to be considered.

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Special Meetings.

SECTION 2:3. Special meetings of stockholders of the corporation for any purpose or purposes may be called at any time by the Chairman of the Board, the President or a majority of the entire Board. Special meetings of the stockholders of the corporation may not be called by any other person or persons. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote at such meeting as provided in Section 2:5, and only such business as is stated in such notice shall be acted upon thereat.

Place of Meetings.

SECTION 2:4. All meetings of the stockholders shall be held at the principal office of the corporation, or at such other place, within or without the State of Delaware, as may be determined by the Board of Directors and stated in the notice of the meeting.

Notice of Meetings.

SECTION 2:5. Written notice of each meeting of the stockholders stating the place, date, and hour of the meeting, and, in case of a special meeting or where otherwise required by statute, the purpose or purposes for which the meeting is called, shall be delivered either in person or by any reasonably reliable and expeditious means of communication not less than ten nor more than sixty days before the date of the meeting, by or at the direction of the person calling the meeting, to each stockholder entitled to vote at such meeting.

Quorum and Voting.

SECTION 2:6.1. The holders of a majority of the outstanding shares (exclusive of treasury stock) entitled to vote at any meeting of the stockholders, when present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, the Certificate of Incorporation of the corporation or these By-Laws; but in the absence of such a quorum the holders of a majority of the shares represented at the meeting shall have the right successively to adjourn the meeting to a specified date. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2:6.2. The absence from any meeting of the number of shares required by statute, the Certificate of Incorporation of the corporation or these By-Laws for action upon one matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shares required in respect of such other matters shall be present.

SECTION 2:6.3. When a quorum is present at any meeting of the stockholders, the vote of the holders (present in person or represented by proxy) of a majority of the shares of stock which are actually voted (and have the power to vote) on any proposition or question properly brought to a vote at such meeting shall decide any such proposition or question, unless the proposition or question is one upon which by express provision of statute or of the Certificate of Incorporation, or of these By-Laws, a different vote

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is required, in which case such express provision shall govern and establish the number of votes required to determine such proposition or question.

Voting; Proxy.

SECTION 2:7.1. Whenever the law requires or the chairman of the meeting orders that a vote be taken by ballot, each stockholder entitled to vote on a particular question at a meeting of stockholders, pursuant to law or the Certificate of Incorporation, shall be entitled to one vote for each share of voting stock held by such stockholder. The date for determining the stockholders entitled to vote at a meeting of the stockholders shall be determined pursuant to Section 5:9.

SECTION 2:7.2. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy; but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Voting by Fiduciaries, Pledgees and Pledgors.

SECTION 2:8. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor has expressly empowered the pledgee to vote thereon, in which case only the pledgee or the pledgee’s proxy may represent such stock and vote thereon.

Nomination of Directors.

SECTION 2:9.1. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise expressly provided in the Certificate of Incorporation of the corporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any one or more stockholders of the corporation who are stockholders of record on the date of the giving of the notice provided for in Section 2:5 and on the record date for the determination of stockholders entitled to vote at such meeting and who own of record at least 20% of the outstanding shares of voting stock of the corporation.

SECTION 2:9.2. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2:9. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

List of Stockholders.

SECTION 2:10. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical

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order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole title thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section 2:10 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Appointment of Inspectors of Election and Resolution of Questions Concerning Right to Vote.

SECTION 2:11. The Board of Directors, in advance of the meeting of stockholders or, if it does not act, the chairman of the meeting, shall appoint not less than two persons who are not directors to serve as inspectors of election. It shall be their duty to receive and canvass the votes for election of directors and on any proposal voted on by ballot and to certify the results to the chairman. In all cases where the right to vote upon any share of the corporation shall be questioned, it shall be the duty of the inspectors to examine the stock ledger of the corporation as evidence of the shares held, and all shares that appear standing thereon in the name of any person or persons may be voted upon by such person or persons. Each inspector of election before entering upon the duties of such office shall take and subscribe the following oath before an officer authorized by law to administer oaths: “I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability.”

Action Without a Meeting.

SECTION 2:12. The stockholders may act by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of Delaware.

ARTICLE III: DIRECTORS

General Powers.

SECTION 3:1. The Board of Directors shall control and manage the business and property of the corporation. The Board may exercise all such powers of the corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders or some particular officer of the corporation.

Number and Qualifications.

SECTION 3:2. The number of directors shall be determined from time to time by resolution of the Board of Directors in accordance with the terms of Article VI of the Certificate of Incorporation.

Election.

SECTION 3:3. Except as provided in the Certificate of Incorporation with respect to the filling of vacancies, each director shall be elected by a plurality of the votes cast at annual meetings of stockholders, and shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement,

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disqualification or removal from office. Any director may resign at any time upon notice to the corporation. Directors need not be stockholders. Each director who is to be elected at the annual meeting of the stockholders shall be elected by ballot by the holders of shares entitled to vote for his or her position on the Board.

Meetings.

SECTION 3:4.1. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by physical mail not less than forty-eight (48) hours before the date of the meeting, by telephone or facsimile transmission or electronic mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. If the meeting is to be held at a physical location with some participation by teleconferencing, the “place” specified in the notice shall include the physical location of the meeting as well as a description of the method (including any applicable electronic address and/or access codes) by which Directors may obtain access to the meeting and participation therein. If the meeting is to be held entirely by teleconferencing, the “place” specified in the notice shall include a description of such method, and need not specify a physical location even though two or more Directors may access and participate in the meeting from the same physical location.

SECTION 3:4.2. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participating in the meeting in this manner shall constitute presence in person at such meeting. For this purpose, any telecommunications equipment which results in real-time audio, audio-visual, or audio-text conferencing (“teleconferencing”) shall be deemed similar to conference telephone equipment so long as participants can hear each other.

Quorum.

SECTION 3:5. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Committees.

SECTION 3:6. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or

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members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

Waiver of Notice.

SECTION 3:7. Any notice which is required by law or by the Certificate of Incorporation or by these By-Laws to be given to any director may be waived in writing, signed by such director, whether before or after the time stated therein. Attendance of a director at any meeting shall constitute waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Consent.

SECTION 3:8. Any action required or permitted to be taken at any meeting of the Board of Directors (or of any committee thereof) may be taken without a meeting if all members of the Board (or committee) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board (or committee).

Notice to Members of the Board of Directors.

SECTION 3:9. Each member of the Board of Directors shall file with the Secretary of the corporation an address to which physical or electronic mail, by hand deliveries or overnight commercial courier deliveries may be transmitted and, if appropriate, a telephone number to which facsimile notices may be transmitted. A notice physically or electronically mailed, delivered by hand or by overnight commercial courier (receipt requested) or transmitted by facsimile (with confirmation receipt) in accordance with the instructions provided by the director shall be deemed sufficient notice. Such address or telephone number may be changed at any time and from time to time by a director by giving written notice of such change to the Secretary. Failure on the part of any director to keep an address and, if applicable, telephone number on file with the Secretary shall automatically constitute a waiver of notice of any regular or special meeting of the Board which might be held during the period of time that such address and telephone number, if applicable, are not on file with the Secretary.

Presiding Officer.

SECTION 3:10. The Chairman of the Board shall preside at all meetings of the Board of Directors at which the Chairman is present. In the absence of the Chairman, the Board shall select a chairman of the meeting from among the directors present.

Compensation.

SECTION 3:11. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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Interested Directors.

SECTION 3:12.  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV: OFFICERS

Appointment.

SECTION 4:1.  The Board of Directors shall appoint from its membership a Chairman of the Board. The Board shall appoint a President, such Vice Presidents, a Secretary, a Treasurer, such Assistant Secretaries, such Assistant Treasurers, and such other officers, as the Board may from time to time deem necessary or appropriate.

Tenure.

SECTION 4:2.  Officers appointed by the Board of Directors shall hold their respective offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any officer appointed by the Board may be removed by the Board with or without a hearing and with or without cause whenever in its judgment the best interests of the corporation will be served thereby.

Salaries.

SECTION 4:3.  The salaries of all officers of the corporation shall be fixed by the Board of Directors (or any committee thereof established for such purpose).

Chairman of the Board.

SECTION 4:4.  The Chairman of the Board, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. If so designated by the Board, he or she shall be the Chief Executive Officer of the corporation. Except where by law the signature of the President is required, the

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Chairman of the Board shall possess the same power as the President to sign, with the Secretary (or Assistant Secretary) or Treasurer (or Assistant Treasurer), certificates for the stock of the corporation, and (if the Chairman of the Board is designated to be Chief Executive Officer) all bonds, mortgages, contracts, and other instruments of the corporation which may be authorized by the Board of Directors or by such Chairman of the Board or by the President. During the absence or disability of the President, the Chairman of the Board shall exercise all the powers and discharge all the duties of the President.

President.

SECTION 4:5.  The President shall be Chief Executive Officer of the corporation unless the Chairman of the Board is so designated by the Board. The President shall have general supervision of the business of the corporation and shall see that all orders and resolutions of the Board of Directors or the Chief Executive Officer (if the Chairman of the Board) are carried into effect. The President may sign, with the Secretary (or Assistant Secretary) or Treasurer (or Assistant Treasurer), certificates for stock of the corporation and execute all deeds, bonds, mortgages, contracts and other instruments of the corporation authorized by the Board of Directors, by the Chairman of the Board or by such President, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chairman of the Board or the President. In the absence or disability of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors.

Vice Presidents.

SECTION 4:6.  Each Vice President shall have such powers, duties and designations as the Board of Directors (or any committee thereof established for such purpose) assigns to such Vice President. In the absence or disability of the President and the Chairman of the Board, the Vice Presidents, in the order designated by the Board of Directors, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may also sign, with the Secretary (or Assistant Secretary) or Treasurer (or Assistant Treasurer), certificates for stock of the corporation, and, when so authorized by the Chairman of the Board or President, may also sign and execute in the name of the corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, and shall perform such other duties as from time to time may be assigned to any Vice President by the Board of Directors.

Secretary.

SECTION 4:7.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision such Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any Assistant Secretary. The Board of Directors may give general authority to any

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other officer to affix the seal of the corporation, if there be one, and to attest the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. In the absence of the Secretary from any meeting, the minutes shall be recorded by the person appointed for that purpose by the presiding officer.

Treasurer.

SECTION 4:8.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Director for the faithful performance of the duties of the office and for the restoration to the corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Other Officers.

SECTION 4:9.  In accordance with Section 4:1, such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

ARTICLE V: CAPITAL STOCK AND DIVIDENDS

Pre-Emptive Rights.

SECTION 5:1.  Except as otherwise provided in accordance with the Certificate of Incorporation of the corporation, the pre-emptive right is denied.

Certificates for Shares.

SECTION 5:2.  Every holder of stock in the corporation shall be entitled to have a certificate signed, in the name of the corporation (i) by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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Transfers.

SECTION 5:3.  Certificates representing shares of stock of the corporation shall be transferable only on the books of the corporation by the person or persons named in the certificate or by the attorney lawfully constituted in writing representing such person or persons and upon surrender of the certificate or certificates being transferred which certificate shall be properly endorsed for transfer or accompanied by a duly executed stock power. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. All certificates surrendered to the corporation for transfer shall be cancelled.

Regulations Governing Issuance and Transfers of Shares.

SECTION 5:4.  The Board of Directors shall have the power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

Transfer Agents and Registrars.

SECTION 5:5.  Transfer agents and registrars for the corporation’s stock shall be banks, trust companies or other financial institutions located within or without the State of Delaware as shall be appointed by the Board of Directors. The Board shall also define the authority of such transfer agents and registrars.

Lost or Destroyed Certificates.

SECTION 5:6.  Where a certificate for shares of the corporation has been lost or destroyed, the Board of Directors may authorize the issuance of a new certificate in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of an open penalty bond with surety satisfactory to the corporation’s Treasurer and General Counsel, if there be one, to protect the corporation or any person injured by the issuance of the new certificate from any liability or expense which it or they may incur by reason of the original certificate’s remaining outstanding, and upon payment of the corporation’s reasonable costs incident thereto.

Fractions of Shares.

SECTION 5:7.  The corporation may issue fractions of a share.

Determination of Stockholders.

SECTION 5:8.  The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

Record Date.

SECTION 5:9.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any

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dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed:

(1)                                           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2)                                           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VI: INDEMNIFICATION

General Indemnification.

SECTION 6:1.  The corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect), any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, she, his or her testator or intestate, is or was a director of the corporation or by reason of the fact that such director, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. The corporation may indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect), any person made, threatened to be made, a party to or otherwise involved in any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, she, his or her testator or intestate, is or was an officer of the corporation or by reason of the fact that such officer, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment or repeal of this Section 6:1 shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

Insurance, Indemnification Agreements and Other Matters.

SECTION 6:2.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnity him against such liability under the provisions of the law. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing for indemnification to

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the fullest extent authorized or permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification.

Nonexclusivity.

SECTION 6:3.  The rights to indemnification conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation of the corporation, these By-Laws or any agreement, vote of stockholders or directors or otherwise.

ARTICLE VII: MISCELLANEOUS

Voting Shares in Other Corporations.

SECTION 7:1.  The corporation may vote any and all shares of stock and other securities having voting rights which may at any time and from time to time be held by it in any other corporation or corporations and such vote may be cast either in person or by proxy by such officer of the corporation as the Board of Directors may appoint or, in default of such appointment, the Chairman, the President or a Vice President.

Execution of Other Papers and Documents.

SECTION 7:2.  All checks, bills, notes, drafts, vouchers, warehouse receipts, bonds, mortgages, contracts, registration certificates and all other papers and documents of the corporation shall be signed or endorsed for the corporation by such of its officers, other employees and agents as the Board of Directors may from time to time determine, or in the absence of such determination, by the Chairman of the Board, the President or a Vice President, provided that instruments requiring execution with the formality of deeds shall be signed by the Chairman of the Board, the President or a Vice President and impressed with the Seal of the corporation (if any), duly attested by the Secretary or an Assistant Secretary.

Corporate Seal.

SECTION 7:3.  The Board of Directors may provide a suitable seal, containing the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware,” which seal shall be in the custody of the Secretary of the corporation, and may provide for one or more duplicates thereof to be kept in the custody of such other officer of the corporation as the Board may prescribe.

Books and Records.

SECTION 7:4.  Except as the Board of Directors may from time to time direct or as may be required by law, the corporation shall keep its books and records at its principal office.

Fiscal Year.

SECTION 7:5.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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Amendments.

SECTION 7:6.  These By-Laws may be amended, altered or repealed, or new By-Laws may be adopted (a) by the affirmative vote of the holders of two-thirds of the outstanding stock of the corporation entitled to vote thereon, or (b) by the affirmative vote of the majority of the whole Board of Directors at any regular or special meeting; provided that the notice of such meeting of stockholders or directors, whether regular or special, shall specify as one of the purposes thereof the making of such amendment, alteration or repeal.

Notices.

SECTION 7:7.1.  Whenever notice is required to be given to Directors, stockholders, or others by law, the Certificate of Incorporation, or these By-Laws, it shall be given in printed or written form or, if expressly permitted in a particular instance, in oral form.

SECTION 7:7.2.  Notices may be given by any method selected by the person giving the notice which is consistent with law, the Certificate of Incorporation, and these By-Laws. Such methods may include, but are not limited to, personal physical delivery, courier, mail, or any electronic or other non-physical transmission.

SECTION 7:7.3.  For this purpose, “written” notice shall include, but not be limited to, notice in paper form and notice in any electronic or digital form that is suitable for retention, retrieval, and reproduction of the information therein by the recipient. Notice in electronic or digital form may be recorded and delivered on a physical medium (a magnetic disk, for example), or may be transmitted to a recipient, in either case so long as it is in accordance with the previous sentence and Section 7:7.2.

SECTION 7:7.4.  Notwithstanding the foregoing: (a) notice shall not be given to a stockholder in electronic or digital form recorded and physically delivered on a disk or other physical medium that cannot be read with the unaided eye unless such stockholder has assented to receipt of notices recorded on that type of medium; and (b) notice in electronic or digital form shall not be transmitted to a stockholder unless such stockholder has given the Corporation (i) his, her, or its electronic mail, facsimile, or other similar address for the purpose of receiving transmitted notices and (ii) if the notice is in the form of a document attached to an electronic mail message, his, her or its assent to using the software in which such attached document is formatted.

SECTION 7:7.5.  The following methods of delivery shall result in the notice being deemed given and delivered at the time the notice is deposited with the carrier or when the delivery process otherwise is initiated, if the notice addressed to the recipient at his, her or its last known address shown on the records of the Corporation:

(a)        by first-class, any premium class, or any premium-rate United States mail, if postage is prepaid; or

(b)        by any common carrier based in the United States which routinely engages in the overnight parcel delivery business, if the carrier is instructed to deliver the notice not later than the close of business on the second business day following deposit of the notice with such carrier; or

(c)        by electronic mail transmitted over the internet; or

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(d)        by facsimile transmission.

Nothing in this Section 7:7.5. shall prohibit or restrict any method of giving notice to Directors permitted by Section 3:4.1.

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